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                                                                    Exhibit 10.1



Crawford Logo
Thomas W. Crawford
President & CEO


November 22, 2005



TO:      Allen W. Nelson
         General Counsel and Corporate Secretary

FROM:    Thomas W. Crawford             /s/ Thomas W. Crawford
         President & CEO


RE:      TERMS OF EMPLOYMENT

The following serves to summarize the terms applicable in the event your employment with Crawford should be terminated for reasons other than "cause", or in the event of a "change-in-control" of the company, both as solely defined by the Chief Executive Officer.

In such event, the Company agrees that:

         A. You will be paid a lump sum amount as severance compensation equal to one year of your then current base salary, subject to all appropriate taxes, payable as soon as is practicable following the termination of employment or change-in-control;
         B. You will be provided continuation of eligible medical benefits, for a period of one year, under COBRA, at Company expense; and
         C. All incentive stock options granted to you will be deemed vested and may be exercised within ninety (90) days following the date of termination.

This Agreement is subject to execution by you and the Company of an agreement achieving mutually acceptable terms on matters pertaining to:

         -        return of all Crawford property, documents, or instruments;
         -        no admission of liability on the part of Crawford;
         -        general release to any claims;
         -        non-disclosure of the arrangements;
         -        non-solicitation of employees and customers;
         -        cooperation; and
         -        non-disparagement

I request you confirm this agreement with your signature.



/s/ Allen W. Nelson                     22 Nov. 2005
Signature                               Date